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                                                                   Exhibit 10.76

Steven Gillis, Ph.D.
Chairman, Chief Executive Officer

Michelle Burris
Senior Vice President and Chief Financial Officer

David Fanning
Senior Vice President, Chief Operating Officer

Greg Cox
Treasurer

Cindy Jacobs, M.D., Ph.D.
Senior Vice President, Chief Medical Officer

Kathleen McKereghan Deeley
Senior Vice President, General Counsel and Secretary

Martin A. Cheever, M.D.
Vice President, Medical Affairs

Gary Christianson
Vice President, Technical Operations

Bernie Paul
Vice President, Human Resources

Russell Hawkinson
Vice President, Corporate Finance

Monica Krieger
Vice President, Regulatory Affairs

Vaughn Himes, Ph.D.
Vice President, Worldwide Manufacturing

David Persing, M.D., Ph.D.
Senior Vice President, Chief Scientific Officer